Media Contact: Gary Mickelson, 479-290-6111	EXHIBIT 99.1

Investor Contact: Ruth Ann Wisener, 479-290-4235

TYSON REPORTS FIRST QUARTER

FISCAL 2006 AND RESTATED FISCAL 2005 RESULTS

•	Chicken operating income increased 18%, with operating margin of 6.0%
•	Prepared Foods operating income increased, with operating margin of 3.5%
•	Beef earnings continued to deteriorate
•	Restated fiscal 2005 results increased for a $19 million tax benefit, revised diluted EPS now $1.04
•	Tyson revises EPS guidance to $0.50 - $0.80

Springdale, Arkansas – January 30, 2006 - Tyson Foods, Inc. (NYSE: TSN), today reported $0.11 diluted earnings per share for the first fiscal quarter ended December 31, 2005, compared to $0.14 diluted earnings per share in the same quarter last year. Sales for the first quarter of fiscal years 2006 and 2005 were both $6.5 billion. Operating income was $114 million compared to $129 million and net income was $39 million compared to $48 million for the same period last year.

Pretax earnings for the first quarter of fiscal 2005 included $12 million received in connection with vitamin antitrust litigation, a gain of $8 million from the sale of the Company’s remaining interest in Specialty Brands, Inc. and $3 million of costs related to a prepared foods plant closing. The combined effect increased diluted earnings per share by $0.03.

John Tyson, chairman and CEO, said, “We entered fiscal 2006 knowing market conditions would be difficult, especially early in the year. During the first quarter our Chicken segment generated solid results and Prepared Foods improved, while Pork struggled and Beef further deteriorated, producing significant operating losses. Recent declines in international demand for chicken coupled with greater than expected domestic supply will dramatically impact the projected performance of our Chicken segment. Lower than projected cattle supplies, along with unanticipated interruptions in export market access, will slow the recovery that we expected for Beef later in the year. The cumulative effect of these factors has caused us to project a net loss for the second quarter and we now expect our fiscal 2006 earnings to range from $0.50 to $0.80 per diluted share. However, we will continue to face these challenges head on and remain focused on managing our business efficiently and executing our long-term strategic plans.”

The Company also today announced it will amend its Annual Report on Form 10-K for the fiscal year ended October 1, 2005, which will be filed in February 2006 and will result in an increase to net income of $19 million or $0.05 per diluted share. The amendment relates to the restatement of the Company’s financial statements for the year ended October 1, 2005, to correct the tax treatment associated with a non-recurring actuarial gain the Company recorded in the fourth quarter of fiscal 2005. The actuarial gain resulted from the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act). The Act allows for a possible subsidy to retirement health plan sponsors to help offset the costs of participant prescription drug benefits. In March 2004, the FASB issued Staff Position No. 106-2, “Accounting and Disclosure Requirements Related to the Act.” In the fourth quarter of fiscal 2005, the Company concluded the prescription drug benefits included in its postretirement medical plan were actuarially equivalent to Medicare Part D under the Act. Included in a net actuarial loss of approximately $9 million related to the Company’s post-retirement health plan and in accordance with FASB Staff Position 106-2, the Company decreased its accumulated postretirement obligation and recognized an actuarial gain of approximately $55 million related to the present value of all future subsidies expected to be received for benefits earned. FASB Staff Position 106-2 states that “In the periods in which the subsidy affects the employer’s accounting for the plan, it shall have no effect on any plan-related temporary difference accounted for under FASB Statement 109 because the subsidy is exempt from federal taxation.” However, the Company recorded income tax expense related to the actuarial gain of approximately $19 million, resulting in a $0.05 reduction to diluted earnings per share. Accordingly, this restatement will result in the reporting of a material weakness in internal controls over financial reporting in the Company’s amended 2005 Annual Report on Form 10-K.

Restated earnings for fiscal 2005 were $372 million or $1.04 per diluted share, compared to $403 million, or $1.13 per diluted share, in fiscal 2004. Restated pretax earnings for fiscal 2005 included $33 million of costs related to a legal settlement involving the Company’s live swine operations, $14 million of costs for plant closing, $8 million of losses related to Hurricane Katrina, $12 million received in connection with vitamin antitrust litigation and a gain of $8 million from the sale of the Company’s remaining interest in Specialty Brands, Inc. Additionally, earnings included a non-recurring income tax net benefit of $15 million. That includes the reversal of tax reserves, partially offset by an income tax charge related to the repatriation of foreign income. Also, in fiscal 2005 the Company recognized a tax-exempt actuarial gain of $55 million, for which the Company erroneously recorded income tax expense of $19 million. The Company’s restated fiscal 2005 results reduce the income tax provision accordingly. Combined, these items increased fiscal 2005 restated diluted earnings per share by $0.03.

John Tyson, chairman and CEO, said, “The restatement relates to the tax treatment of a one-time non recurring actuarial gain. Additionally the restatement does not impact the Company’s previously issued revenue, income before taxes, or cash flows from operations; nor were the Company’s segment operating results impacted by the restatement.”

TYSON FOODS, INC.

News Release

January 30, 2006

Segment Performance Review (in millions)

Sales
(for the first quarter ended December 31, 2005, and January 1, 2005)
	First Quarter
				Avg. Sales
	Sales	Sales	Volume	Price
	2006	2005	Change	Change
Chicken	$2,036	$2,066	0.2%	(1.7)%
Beef	2,918	2,795	0.4%	4.0%
Pork	792	845	1.5%	(7.7)%
Prepared Foods	693	733	(2.4)%	(3.1)%
Other	15	13	n/a	n/a
Total	$6,454	$6,452	0.3%	(0.2)%

Operating Income (Loss)
(for the first quarter ended December 31, 2005, and January 1, 2005)
	First Quarter
			Operating Margin
	2006	2005	2006	2005
Chicken	$123	$104	6.0%	5.0%
Beef	(64)	(16)	(2.2)%	(0.6)%
Pork	11	15	1.4%	1.8%
Prepared Foods	24	12	3.5%	1.6%
Other	20	14	n/a	n/a
Total	$114	$129	1.8%	2.0%

TYSON FOODS, INC.

News Release

January 30, 2006

Chicken (31.5% of Net Sales, 107.9% of Total Operating Income – 1st Quarter 2006)

•	Operating margins improved 1.0% from the first quarter of fiscal 2005, despite lower average sales prices

First quarter fiscal 2006 operating income increased $19 million as compared to the same period last year. Operating income was positively impacted by decreased grain costs of approximately $14 million as compared to the same period last year. Additionally, the impact resulting from the Company’s commodity risk management activities related to grain purchases was less than $1 million in the first quarter of fiscal 2006, as compared to a loss of $23 million recorded in the same period last year. First quarter fiscal 2006 operating income was negatively impacted by decreased margins at the Company’s operations in Mexico and higher energy costs. Chicken segment sales decreased 1.5% in the first quarter of fiscal 2006 as compared to the same period last year. The decrease in sales was due to lower average sales prices.

Beef (45.2% of Net Sales, (56.1)% of Total Operating Income – 1st Quarter 2006)

•	Higher average sales prices resulted in increased sales, which were more than offset by reduced margins at the Company’s Canadian operation and increased operating costs and higher live prices

First quarter fiscal 2006 operating income decreased $38 million, excluding $10 million received in the first quarter of fiscal 2005 in connection with vitamin antitrust litigation. The decrease in operating income was due primarily to decreased volumes and margins at the Company’s Lakeside operation in Canada due in part to the labor strike occurring in the first quarter of fiscal 2006. Additionally, operating income was negatively impacted by higher operating costs per head. Beef segment sales increased 4.4% in the first quarter of fiscal 2006 as compared to the same period last year. The increase in sales was due primarily to higher average sales prices of approximately 4.0%. Sales and operating income for the three months ended December 31, 2005 and January 1, 2005, were negatively impacted by $3 million and $14 million, respectively, from net losses related to open mark-to-market futures positions from the Company’s on-going commodity risk management activities related to its fixed forward boxed beef sales.

Pork (12.3% of Net Sales, 9.6% of Total Operating Income – 1st Quarter 2006)

•	Lower live costs and increased sales volumes were more than offset by decreased average sales prices and higher per head operating costs

First quarter fiscal 2006 operating income decreased $2 million, excluding $2 million received in the first quarter of fiscal 2005 in connection with vitamin antitrust litigation. Operating income was negatively impacted by decreased average sales prices and higher operating costs per head, partially offset by lower live costs and increased sales volumes. Pork segment sales decreased 6.3% in the first quarter of fiscal 2006 as compared to the same period last year. The decrease in sales was due primarily to lower average sales prices, partially offset by increased sales volumes.

Prepared Foods (10.7% of Net Sales, 21.1% of Total Operating Income – 1st Quarter 2006)

•	Operating margin improved, driven by decreased raw material costs

First quarter fiscal 2006 operating income increased $9 million as compared to the same period last year, excluding plant closing related accruals of $3 million recorded in the first quarter of fiscal 2005. The increase in operating income was due primarily to decreased raw material costs and product mix improvements. Prepared Foods segment sales decreased 5.5% in the first quarter of fiscal 2006 as compared to the same period last year. The decrease in sales was due primarily to lower average sales prices and decreased sales volumes, partially due to the rationalization of lower margin product lines.

TYSON FOODS, INC.

News Release

January 30, 2006

TYSON FOODS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(In millions, except per share data)

(Unaudited)

	Three Months Ended
	December 31,	January 1,
	2005	2005

Sales	$6,454	$6,452
Cost of Sales	6,106	6,089
	348	363
Selling, General and Administrative	234	231
Other Charges	-	3

Operating Income	114	129
Other (Income) Expenses:
Interest	51	58
Other	3	(5)
Income before Income Taxes	60	76

Provision for Income Taxes	21	28

Net Income	$39	$48

Weighted Average Shares Outstanding:
Class A Basic	243	242
Class B Basic	102	102
Diluted	358	356
Earnings Per Share:
Class A Basic	$0.12	$0.14
Class B Basic	$0.10	$0.13
Diluted	$0.11	$0.14
Cash Dividends Per Share:
Class A	$0.040	$0.040
Class B	$0.036	$0.036

Sales Growth (Decline)	0.0%	(0.8)%
Margins: (Percent of Sales)
Gross Profit	5.4%	5.6%
Operating Income	1.8%	2.0%
Net Income	0.6%	0.7%
Effective Tax Rate	34.9%	36.6%

TYSON FOODS, INC.

News Release

January 30, 2006

TYSON FOODS, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)

	(Unaudited) December 31, 2005	(Unaudited) (Restated) October 1, 2005
Assets
Current Assets:
Cash and cash equivalents	$30	$40
Accounts receivable, net	1,254	1,214
Inventories	2,154	2,062
Other current assets	182	169
Total Current Assets	3,620	3,485
Net Property, Plant and Equipment	4,069	4,007
Goodwill	2,502	2,502
Other Assets	508	510
Total Assets	$10,699	$10,504

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$878	$126
Trade accounts payable	1,155	961
Other current liabilities	1,030	1,070
Total Current Liabilities	3,063	2,157
Long-Term Debt	2,110	2,869
Deferred Income Taxes	647	638
Other Liabilities	168	169
Shareholders’ Equity	4,711	4,671
Total Liabilities and Shareholders’ Equity	$10,699	$10,504

TYSON FOODS, INC.

News Release

January 30, 2006

TYSON FOODS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	December 31,	January 1,
	2005	2005
Cash Flows From Operating Activities:
Net income	$39	$48
Depreciation and amortization	125	126
Plant closing-related charges	-	3
Impairment and write-down of assets	2	-
Deferred income taxes and other	(51)	(54)
Net changes in working capital	68	299

Cash Provided by Operating Activities	183	422

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(189)	(110)
Proceeds from sale of assets	11	9
Investment in marketable securities	3	5
Net changes in other assets and liabilities	5	5

Cash Used for Investing Activities	(170)	(91)

Cash Flows From Financing Activities:
Net change in debt	(7)	(292)
Purchases of treasury shares	(12)	(16)
Dividends	(14)	(14)
Stock options exercised and other	14	(1)

Cash Used for Financing Activities	(19)	(323)

Effect of Exchange Rate Change on Cash	(4)	-

Increase (Decrease) in Cash and Cash Equivalents	(10)	8

Cash and Cash Equivalents at Beginning of Period	40	33

Cash and Cash Equivalents at End of Period	$30	$41

TYSON FOODS, INC.

News Release

January 30, 2006

The following statements reflect the changes from the Company’s previously issued financial statements for the fiscal year ending October 1, 2005.

CONSOLIDATED STATEMENT OF INCOME

	For the fiscal year ended October 1, 2005
	in millions, except per share data

	As Originally		(Unaudited)
	Reported	Adjustments	Restated
Sales	$26,014	$-	$26,014
Cost of Sales	24,274		24,274
	1,740	-	1,740
Operating Expenses:
Selling, general and administrative	928		928
Other charges	47		47
Operating Income	765	-	765
Other Expense:
Interest	227		227
Other	10		10
	237	-	237

Income Before Income Taxes	528	-	528
Provision for Income Taxes	175	(19)	156
Net Income	$353	$19	$372

Weighted Average Shares Outstanding:
Class A Basic	243		243
Class B Basic	102		102
Diluted	357		357
Earnings Per Share:
Class A Basic	$1.05	$0.06	$1.11
Class B Basic	$0.95	$0.06	$1.01
Diluted	$0.99	$0.05	$1.04

TYSON FOODS, INC.

News Release

January 30, 2006

CONSOLIDATED BALANCE SHEET

	October 1, 2005
	in millions, except per share data

	As Originally		(Unaudited)
	Reported	Adjustments	Restated
Assets
Current Assets:
Cash and cash equivalents	$40	$-	$40
Accounts receivable, net	1,214		1,214
Inventories	2,062		2,062
Other current assets	169		169
Total Current Assets	3,485	-	3,485
Net Property, Plant and Equipment	4,007		4,007
Goodwill	2,502		2,502
Intangible Assets	142		142
Other Assets	368		368
Total Assets	$10,504	$-	$10,504

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$126	$-	$126
Trade accounts payable	961		961
Other current liabilities	1,070		1,070
Total Current Liabilities	2,157	-	2,157
Long-Term Debt	2,869		2,869
Deferred Income Taxes	657	(19)	638
Other Liabilities	169		169
Shareholders’ Equity:
Common stock ($0.10 par value):
Class A-authorized 900 million shares:
issued 268 million shares in 2005	27		27
Class B-authorized 900 million shares:
issued 102 million shares in 2005	10		10
Capital in excess of par value	1,867		1,867
Retained earnings	3,013	19	3,032
Accumulated other comprehensive income (loss)	28		28
	4,945	19	4,964
Less treasury stock, at cost-
15 million shares in 2005	238		238
Less unamortized deferred compensation	55		55
Total Shareholders’ Equity	4,652	19	4,671
Total Liabilities and Shareholders’ Equity	$10,504	$-	$10,504

TYSON FOODS, INC.

News Release

January 30, 2006

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

	For the fiscal year ended October 1, 2005
	in millions

	As Originally		(Unaudited)
	Reported	Adjustments	Restated
Balance – October 2, 2004	$4,292	$-	$4,292
Comprehensive Income:
Net income	353	19	372
Other comprehensive income, net of tax of $11 million	40	-	40
Total Comprehensive Income	393	19	412
Purchase of Treasury Shares	(45)		(45)
Stock Options Exercised	51		51
Restricted Shares Issued	3		3
Restricted Shares Canceled	(2)		(2)
Dividends Paid	(55)		(55)
Dividends Accrued	(13)		(13)
Amortization of Deferred Compensation	25		25
Other	3		3
Balance – October 1, 2005	$4,652	$19	$4,671

TYSON FOODS, INC.

News Release

January 30, 2006

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the fiscal year ended October 1, 2005
	in millions

	As Originally		(Unaudited)
	Reported	Adjustments	Restated
Cash Flows From Operating Activities:
Net income	$353	$19	$372
Adjustments to reconcile net income to cash provided
by operating activities:
Depreciation	465		465
Amortization	36		36
Plant closing related charges	10		10
Impairment and write-down of assets	25		25
Deferred taxes	(74)	(19)	(93)
Other	(2)		(2)
(Increase) decrease in accounts receivable	24		24
(Increase) decrease in inventories	13		13
Increase in trade accounts payable	11		11
Net change in other current assets and liabilities	138		138
Cash Provided by Operating Activities	999	-	999
Cash Flows From Investing Activities:
Additions to property, plant and equipment	(571)		(571)
Proceeds from sale of assets	47		47
Purchases of marketable securities	(543)		(543)
Proceeds from marketable securities	504		504
Net change in other assets and liabilities	2		2
Cash Used for Investing Activities	(561)	-	(561)
Cash Flows From Financing Activities:
Payments of debt, net	(720)		(720)
Proceeds from borrowings of debt	353		353
Purchase of treasury shares	(45)		(45)
Dividends	(55)		(55)
Stock options exercised and other	24		24
Cash Used for Financing Activities	(443)	-	(443)
Effect of Exchange Rate Change on Cash	12	-	12
Increase in Cash and Cash Equivalents	7	-	7
Cash and Cash Equivalents at Beginning of Year	33		33
Cash and Cash Equivalents at End of Year	$40	$-	$40

TYSON FOODS, INC.

News Release

January 30, 2006

Tyson Foods, Inc., founded in 1935 with headquarters in Springdale, Arkansas, is the world’s largest processor and marketer of chicken, beef and pork and the second-largest food company in the Fortune 500 and a member of the S&P 500. The company produces a wide variety of protein-based and prepared food products, which are marketed under the “Powered by Tyson™” strategy. Tyson is the recognized market leader in the retail and foodservice markets it serves, providing products and service to customers throughout the United States and more than 80 countries. Tyson has approximately 114,000 Team Members employed at more than 300 facilities and offices in the United States and around the world. Through its Core Values, Code of Conduct and Team Member Bill of Rights, Tyson strives to operate with integrity and trust and is committed to creating value for its shareholders, customers and Team Members. The company also strives to be faith-friendly, provide a safe work environment and serve as stewards of the animals, land and environment entrusted to it.

A conference call to discuss the Company’s financial results will be held at 9 a.m. Eastern today. To listen live via telephone, call 888-677-1801. A pass code and the leader’s name will be required to join the call. The pass code is Tyson Foods and the leader’s name is Ruth Ann Wisener. International callers dial 773-681-5870. The call also will be webcast live on the Internet at http://ir.tysonfoodsinc.com. Financial information, such as this news release, as well as other supplemental data, including Company distribution channel information, can be accessed from the Company’s web site at http://ir.tysonfoodsinc.com. A telephone replay will be available until midnight March 1 at 866-463-4104. International callers dial 203-369-1380.

Forward-Looking Statements

The Company and its representatives may from time to time make written or oral forward-looking statements, including forward-looking statements such as statements related to expected earnings and results. These forward-looking statements are subject to a number of factors and uncertainties which could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations, expressed in such forward-looking statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may cause actual results and experiences to differ from the anticipated results and expectations expressed in such forward-looking statements are the following: (i) fluctuations in the cost and availability of raw materials, such as live cattle, live swine or feed grains; (ii) market conditions for finished products, including the supply and pricing of alternative proteins, and the demand for alternative proteins; (iii) risks associated with effectively evaluating derivatives and hedging activities; (iv) access to foreign markets together with foreign economic conditions, including currency fluctuations and import/export restrictions; (v) outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)) which could have an effect on livestock owned by the Company, the availability of livestock for purchase by the Company, consumer perception of certain protein products or the Company’s ability to access certain markets; (vi) successful rationalization of existing facilities, and the operating efficiencies of the facilities; (vii) changes in the availability and relative costs of labor and contract growers; (viii) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (ix) adverse results from litigation; (x) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xi) changes in regulations and laws (both domestic and foreign), including changes in accounting standards, environmental laws and occupational, health and safety laws; (xii) the ability of the Company to make effective acquisitions and successfully integrate newly acquired businesses into existing operations; (xiii) effectiveness of advertising and marketing programs; (xiv) the effect of, or changes in, general economic conditions; and (xv) the on-going review of the circumstances surrounding the restatement of previously issued financial statements for the year ended October 1, 2005, and the consequences thereof.